Exhibit 99.1

[CELGENE LETTERHEAD]

September 12, 2013

American Stock Transfer &

  Trust Company, LLC

59 Maiden Lane — Plaza Level

New York, New York 10038

RE:	Notice of Occurrence of Milestone

Dear Sir/Madam:

Reference is made to the Contingent Value Rights Agreement, dated as of October 15, 2010 (the “CVR Agreement”), between Celgene Corporation (“Celgene”) and American Stock Transfer & Trust Company, LLC, as trustee. Capitalized terms used but not defined herein have the definitions set forth in the CVR Agreement.

Pursuant to Section 5.4 of the CVR Agreement, Celgene hereby informs you that Milestone #2 occurred on September 6, 2013. In connection therewith, the Milestone Payment in the amount of $300,000,000 will be paid to you on or before October 4, 2013 (the “Milestone Payment Date”) in accordance with Section 3.1 of the CVR Agreement by wire transfer to the account to be designated by you so that you may pay to the Holders of the Securities as of the Milestone Payment Date a pro rata portion of such Milestone Payment based on the number of CVRs held by each Holder as of the Milestone Payment Date.

Please indicate your receipt of this notice by executing a copy of this letter and returning it to Celgene to the attention of the undersigned.

Sincerely,

CELGENE CORPORATION

By:	/s/ Thomas M. Perone
Thomas M. Perone
Assistant Secretary and
Senior Corporate Counsel